Press Release February 25, 2015

HollyFrontier Corporation Reports Quarterly Net Income

Dallas, Texas, February 25, 2015 ‑‑ HollyFrontier Corporation (NYSE-HFC) (“HollyFrontier” or the “Company”) today reported a fourth quarter net loss attributable to HollyFrontier stockholders of $222.2 million or $(1.13) per diluted share for the quarter ended December 31, 2014, compared to net income of $62.9 million or $0.31 per diluted share for the quarter ended December 31, 2013. Included in the current quarter results was a non-cash lower of cost or market inventory valuation adjustment that generated an after-tax charge of $244.0 million or $1.25 per share.

Excluding this non-cash charge, refinery gross margins were $10.76 per produced barrel, a 2% decrease compared to $10.96 for the fourth quarter of 2013. Production levels averaged approximately 374,000 barrels per day (“BPD”) and crude oil charges averaged approximately 361,000 BPD for the current quarter. Total operating expenses for the quarter were $318.4 million with refinery operating expenses averaging $7.29 per produced barrel sold compared to $291.9 million or $6.41 per barrel for the fourth quarter of last year. Our fourth quarter 2014 operating results also included charges of $27.0 million attributable to increased environmental accruals and $20.0 million in asset write-downs.

HollyFrontier’s President & CEO, Mike Jennings, commented, “For 2014, we reported full year refinery utilization of 91.7%, a 5% improvement versus 2013 as we began to see the benefits from our risk management, reliability and process safety efforts.  Improved operational performance helped offset the impact of compressing Brent/WTI spreads, which averaged $6.70 in 2014 compared to $10.61 in 2013.  We believe new inbound pipeline capacity, storage economics and refinery maintenance activity will continue to drive Cushing inventories higher and create wider inland crude spreads during 2015.  After reaching parity in early 2015, the Brent/WTI crude differential has recently widened to more than $9.00 per barrel.  We believe we are well positioned to reap the benefits from widening crude spreads given our advantaged geographic location close to inland crude production, improving reliability and throughput, and limited amount of planned maintenance scheduled for 2015. During 2014, we returned approximately $783.0 million to shareholders, or nearly $4.00 per share, in the form of regular and special dividends and stock repurchases.”

For the fourth quarter of 2014, net cash used for operations totaled $47.3 million. During the period, we declared $0.32 regular and $0.50 special dividends to shareholders totaling approximately $161.0 million. At December 31, 2014, our combined balance of cash and short-term investments totaled $1.0 billion and our consolidated debt was $1.1 billion. Our debt, exclusive of Holly Energy Partners' debt which is nonrecourse to HollyFrontier, was $187.3 million at December 31, 2014. We had no cash borrowings or outstanding principal under our credit facility during the quarter.

The Company has scheduled a webcast conference call for today, February 25, 2015, at 8:30 AM Eastern Time to discuss fourth quarter financial results. This webcast may be accessed at: https://event.webcasts.com/starthere.jsp?ei=1052230. An audio archive of this webcast will be available using the above noted link through March 11, 2015.

HollyFrontier Corporation, headquartered in Dallas, Texas, is an independent petroleum refiner and marketer that produces high-value light products such as gasoline, diesel fuel, jet fuel and other specialty products. HollyFrontier operates through its subsidiaries a 135,000 barrels per stream day (“BPSD”) refinery located in El Dorado, Kansas, two refinery facilities with a combined capacity of 125,000 BPSD located in Tulsa, Oklahoma, a 100,000 BPSD refinery located in Artesia, New Mexico, a 52,000 BPSD refinery located in Cheyenne, Wyoming and a 31,000 BPSD refinery in Woods Cross, Utah. HollyFrontier markets its refined products principally in the Southwest U.S., the Rocky Mountains extending into the Pacific Northwest and in other neighboring Plains states. A subsidiary of HollyFrontier also owns a 39% interest (including the general partner interest) in Holly Energy Partners, L.P.

The following is a “safe harbor” statement under the Private Securities Litigation Reform Act of 1995: The statements in this press release relating to matters that are not historical facts are “forward-looking statements” based on management’s beliefs and assumptions using currently available information and expectations as of the date hereof, are not guarantees of future performance and involve certain risks and uncertainties, including those contained in our filings with the Securities and Exchange Commission. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot assure you that our expectations will prove correct. Therefore, actual outcomes and results could materially differ from what is expressed, implied or forecast in such statements. Any differences could be caused by a number of factors, including, but not limited to, risks and uncertainties with respect to the actions of actual or potential competitive suppliers of refined petroleum products in the Company’s markets, the demand for and supply of crude oil and refined products, the spread between market prices for refined products and market prices for crude oil, the possibility of constraints on the transportation of refined products, the possibility of inefficiencies, curtailments or shutdowns in refinery operations or pipelines, effects of governmental and environmental regulations and policies, the availability and cost of financing to the Company, the effectiveness of the Company’s capital investments and marketing strategies, the Company’s efficiency in carrying out construction projects, the ability of the Company to acquire refined product operations or pipeline and terminal operations on acceptable terms and to integrate any future acquired operations, the possibility of terrorist attacks and the consequences of any such attacks, general economic conditions and other financial, operational and legal risks and uncertainties detailed from time to time in the Company’s Securities and Exchange Commission filings. The forward-looking statements speak only as of the date made and, other than as required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

RESULTS OF OPERATIONS

Financial Data (all information in this release is unaudited)

	Three Months Ended December 31,		Change from 2013
	2014	2013	Change	Percent
	(In thousands, except per share data)
Sales and other revenues	$4,283,119	$4,826,801	$(543,682)	(11)%
Operating costs and expenses:
Cost of products sold:
Cost of products sold (exclusive of lower of cost or market inventory valuation adjustment)	3,789,026	4,332,894	(543,868)	(13)
Lower of cost or market inventory adjustment	397,478	—	397,478	—
	4,186,504	4,332,894	(146,390)	(3)
Operating expenses	318,363	291,891	26,472	9
General and administrative expenses	32,172	35,828	(3,656)	(10)
Depreciation and amortization	100,498	79,065	21,433	27
Total operating costs and expenses	4,637,537	4,739,678	(102,141)	(2)
Income (loss) from operations	(354,418)	87,123	(441,541)	(507)
Other income (expense):
Earnings (loss) of equity method investments	949	(1,201)	2,150	(179)
Interest income	837	1,765	(928)	(53)
Interest expense	(10,125)	(12,982)	2,857	(22)
Gain on sale of assets	1,422	—	1,422	—
	(6,917)	(12,418)	5,501	(44)
Income (loss) before income taxes	(361,335)	74,705	(436,040)	(584)
Income tax provision (benefit)	(150,990)	4,911	(155,901)	(3,175)
Net income (loss)	(210,345)	69,794	(280,139)	(401)
Less net income attributable to noncontrolling interest	11,859	6,892	4,967	72
Net income (loss) attributable to HollyFrontier stockholders	$(222,204)	$62,902	$(285,106)	(453)%
Earnings (loss) per share attributable to HollyFrontier stockholders:
Basic	$(1.13)	$0.32	$(1.45)	(453)%
Diluted	$(1.13)	$0.31	$(1.44)	(465)%
Cash dividends declared per common share	$0.82	$0.80	$0.02	3%
Average number of common shares outstanding:
Basic	195,310	198,371	(3,061)	(2)%
Diluted	195,310	199,311	(4,001)	(2)%
EBITDA	$(263,408)	$158,095	$(421,503)	(267)%

	Years Ended December 31,			Change from 2013
	2014	2013		Change	Percent
	(In thousands, except per share data)
Sales and other revenues	$19,764,327	$20,160,560		$(396,233)	(2)%
Operating costs and expenses:
Cost of products sold:
Cost of products sold (exclusive of lower of cost or market inventory valuation adjustment)	17,228,385	17,392,227		(163,842)	(1)
Lower of cost or market inventory adjustment	397,478	—		397,478	—
	17,625,863	17,392,227		233,636	1
Operating expenses	1,144,940	1,090,850		54,090	5
General and administrative expenses	114,609	127,963		(13,354)	(10)
Depreciation and amortization	363,381	303,446		59,935	20
Total operating costs and expenses	19,248,793	18,914,486		334,307	2
Income from operations	515,534	1,246,074		(730,540)	(59)
Other income (expense):
Loss of equity method investments	(2,007)	(2,072)		65	(3)
Interest income	4,430	5,556		(1,126)	(20)
Interest expense	(43,646)	(68,050)		24,404	(36)
Loss on early extinguishment of debt	(7,677)	(22,109)	—	14,432	(65)
Gain on sale of assets	866	—		866	—
	(48,034)	(86,675)		38,641	(45)
Income before income taxes	467,500	1,159,399		(691,899)	(60)
Income tax provision	141,172	391,576		(250,404)	(64)
Net income	326,328	767,823		(441,495)	(57)
Less net income attributable to noncontrolling interest	45,036	31,981		13,055	41
Net income attributable to HollyFrontier stockholders	$281,292	$735,842		$(454,550)	(62)%
Earnings per share attributable to HollyFrontier stockholders:
Basic	$1.42	$3.66		$(2.24)	(61)%
Diluted	$1.42	$3.64		$(2.22)	(61)%
Cash dividends declared per common share	$3.26	$3.20		$0.06	2%
Average number of common shares outstanding:
Basic	197,243	200,419		(3,176)	(2)%
Diluted	197,428	201,234		(3,806)	(2)%
EBITDA	$832,738	$1,515,467		$(682,729)	(45)%

Balance Sheet Data

	December 31,
	2014	2013
	(In thousands)
Cash, cash equivalents and investments in marketable securities	$1,042,095	$1,665,263
Working capital	$1,531,595	$2,221,954
Total assets	$9,230,640	$10,056,739
Long-term debt	$1,054,890	$997,519
Total equity	$6,100,719	$6,609,398

Segment Information

Our operations are organized into two reportable segments, Refining and HEP. Our operations that are not included in the Refining and HEP segments are included in Corporate and Other. Intersegment transactions are eliminated in our consolidated financial statements and are included in Consolidations and Eliminations. The Refining segment includes the operations of our El Dorado, Tulsa, Navajo, Cheyenne and Woods Cross refineries and NK Asphalt and involves the purchase and refining of crude oil and wholesale and branded marketing of refined products, such as gasoline, diesel fuel, jet fuel, specialty lubricant products, and specialty and modified asphalt. The petroleum products are primarily marketed in the Mid-Continent, Southwest and Rocky Mountain regions of the United States and northern Mexico. Additionally, specialty lubricant products produced at our Tulsa West facility are marketed throughout North America and are distributed in Central and South America. NK Asphalt manufactures asphalt and asphalt products that are marketed in Arizona, New Mexico, Oklahoma, Kansas, Missouri, Texas and northern Mexico.

The HEP segment involves all of the operations of HEP, a consolidated variable interest entity, which owns and operates logistics assets consisting of petroleum product and crude oil pipelines and terminal, tankage and loading rack facilities in the Mid-Continent, Southwest and Rocky Mountain regions of the United States. Revenues are generated by charging tariffs for transporting petroleum products and crude oil through its pipelines and by charging fees for terminalling petroleum products and other hydrocarbons, and storing and providing other services at its storage tanks and terminals. The HEP segment also includes a 75% interest in the UNEV Pipeline (an HEP consolidated subsidiary) and a 25% interest in the SLC Pipeline. Revenues from the HEP segment are earned through transactions with unaffiliated parties for pipeline transportation, rental and terminalling operations as well as revenues relating to pipeline transportation services provided for our refining operations.

	Refining	HEP	Corporate and Other	Consolidations and Eliminations	Consolidated Total
	(In thousands)
Three Months Ended December 31, 2014
Sales and other revenues	$4,266,178	$88,449	$301	$(71,809)	$4,283,119
Depreciation and amortization	$83,381	$14,809	$2,515	$(207)	$100,498
Income (loss) from operations	$(344,449)	$38,783	$(48,204)	$(548)	$(354,418)
Capital expenditures	$175,080	$18,162	$2,446	$—	$195,688

Three Months Ended December 31, 2013
Sales and other revenues	$4,811,182	$77,823	$260	$(62,464)	$4,826,801
Depreciation and amortization	$61,016	$16,291	$1,965	$(207)	$79,065
Income (loss) from operations	$92,672	$31,175	$(36,183)	$(541)	$87,123
Capital expenditures	$112,697	$20,757	$5,484	$—	$138,938

Year Ended December 31, 2014
Sales and other revenues	$19,706,225	$332,626	$2,103	$(276,627)	$19,764,327
Depreciation and amortization	$293,871	$60,548	$9,790	$(828)	$363,381
Income (loss) from operations	$491,106	$156,453	$(129,874)	$(2,151)	$515,534
Capital expenditures	$465,472	$79,819	$19,530	$—	$564,821

Year Ended December 31, 2013
Sales and other revenues	$20,105,443	$307,053	$1,314	$(253,250)	$20,160,560
Depreciation and amortization	$233,182	$64,701	$6,391	$(828)	$303,446
Income (loss) from operations	$1,237,687	$133,522	$(123,030)	$(2,105)	$1,246,074
Capital expenditures	$344,113	$51,856	$29,158	$—	$425,127

December 31, 2014
Cash, cash equivalents and investments in marketable securities	$88	$2,830	$1,039,177	$—	$1,042,095
Total assets	$6,965,245	$1,434,572	$1,150,865	$(320,042)	$9,230,640
Long-term debt	$—	$867,579	$187,311	$—	$1,054,890

December 31, 2013
Cash, cash equivalents and investments in marketable securities	$1,860	$6,352	$1,657,051	$—	$1,665,263
Total assets	$7,094,558	$1,413,907	$1,881,121	$(332,847)	$10,056,739
Long-term debt	$—	$807,630	$189,889	$—	$997,519

Refining Operating Data

The following tables set forth information, including non-GAAP performance measures about our refinery operations. The cost of products and refinery gross margin do not include the non-cash effects of lower of cost or market inventory valuation adjustments and depreciation and amortization. Reconciliations to amounts reported under GAAP are provided under “Reconciliations to Amounts Reported Under Generally Accepted Accounting Principles” below.

	Three Months Ended December 31,		Years Ended December 31,
	2014	2013	2014	2013
Mid-Continent Region (El Dorado and Tulsa Refineries)
Crude charge (BPD) (1)	200,060	245,140	243,240	234,930
Refinery throughput (BPD) (2)	211,460	270,060	255,020	257,030
Refinery production (BPD) (3)	202,310	267,490	249,350	251,470
Sales of produced refined products (BPD)	213,200	270,580	245,600	247,030
Sales of refined products (BPD) (4)	270,790	288,700	273,630	269,790
Refinery utilization (5)	76.9%	94.3%	93.6%	90.4%

Average per produced barrel (6)
Net sales	$95.88	$108.62	$110.79	$115.63
Cost of products (7)	87.83	97.95	98.39	99.35
Refinery gross margin (8)	8.05	10.67	12.40	16.28
Refinery operating expenses (9)	6.99	5.27	5.73	5.50
Net operating margin (8)	$1.06	$5.40	$6.67	$10.78

Refinery operating expenses per throughput barrel (10)	$7.05	$5.28	$5.52	$5.29

Feedstocks:
Sweet crude oil	63%	63%	71%	69%
Sour crude oil	27%	10%	11%	6%
Heavy sour crude oil	5%	18%	14%	16%
Other feedstocks and blends	5%	9%	4%	9%
Total	100%	100%	100%	100%

Sales of produced refined products:
Gasolines	48%	50%	47%	47%
Diesel fuels	33%	29%	33%	31%
Jet fuels	7%	8%	7%	8%
Fuel oil	1%	1%	1%	1%
Asphalt	3%	2%	3%	3%
Lubricants	4%	4%	4%	4%
LPG and other	4%	6%	5%	6%
Total	100%	100%	100%	100%

	Three Months Ended December 31,		Years Ended December 31,
	2014	2013	2014	2013
Southwest Region (Navajo Refinery)
Crude charge (BPD) (1)	95,430	74,370	98,120	87,910
Refinery throughput (BPD) (2)	108,990	83,360	110,250	97,310
Refinery production (BPD) (3)	105,260	81,380	107,520	94,490
Sales of produced refined products (BPD)	105,450	88,570	106,870	94,830
Sales of refined products (BPD) (4)	116,540	94,930	115,620	104,320
Refinery utilization (5)	95.4%	74.4%	98.1%	87.9%

Average per produced barrel (6)
Net sales	$87.97	$113.14	$110.54	$117.79
Cost of products (7)	72.47	103.62	94.58	103.88
Refinery gross margin (8)	15.50	9.52	15.96	13.91
Refinery operating expenses (9)	5.73	6.70	5.43	6.04
Net operating margin (8)	$9.77	$2.82	$10.53	$7.87

Refinery operating expenses per throughput barrel (10)	$5.54	$7.12	$5.26	$5.89

Feedstocks:
Sweet crude oil	24%	6%	13%	8%
Sour crude oil	63%	74%	74%	72%
Heavy sour crude oil	1%	9%	2%	11%
Other feedstocks and blends	12%	11%	11%	9%
Total	100%	100%	100%	100%

Sales of produced refined products:
Gasolines	58%	53%	54%	51%
Diesel fuels	34%	38%	38%	39%
Fuel oil	3%	5%	4%	6%
Asphalt	1%	1%	1%	1%
LPG and other	4%	3%	3%	3%
Total	100%	100%	100%	100%

Rocky Mountain Region (Cheyenne and Woods Cross Refineries)
Crude charge (BPD) (1)	65,020	51,380	64,820	64,680
Refinery throughput (BPD) (2)	70,190	57,490	71,130	70,440
Refinery production (BPD) (3)	66,400	54,550	68,140	67,860
Sales of produced refined products (BPD)	67,740	57,650	68,520	68,870
Sales of refined products (BPD) (4)	73,420	62,550	72,390	72,280
Refinery utilization (5)	78.3%	61.9%	78.1%	77.9%

	Three Months Ended December 31,		Years Ended December 31,
	2014	2013	2014	2013
Rocky Mountain Region (Cheyenne and Woods Cross Refineries)
Average per produced barrel (6)
Net sales	$87.19	$105.71	$107.51	$112.49
Cost of products (7)	75.26	91.12	90.95	94.63
Refinery gross margin (8)	11.93	14.59	16.56	17.86
Refinery operating expenses (9)	10.66	11.29	10.20	8.65
Net operating margin (8)	$1.27	$3.30	$6.36	$9.21

Refinery operating expenses per throughput barrel (10)	$10.29	$11.32	$9.83	$8.46

Feedstocks:
Sweet crude oil	46%	41%	44%	43%
Sour crude oil	1%	2%	2%	1%
Heavy sour crude oil	33%	29%	30%	34%
Black wax crude oil	13%	18%	15%	14%
Other feedstocks and blends	7%	10%	9%	8%
Total	100%	100%	100%	100%

Sales of produced refined products:
Gasolines	61%	62%	56%	56%
Diesel fuels	33%	26%	33%	30%
Jet fuels	—%	1%	—%	1%
Fuel oil	1%	1%	1%	1%
Asphalt	2%	4%	5%	5%
LPG and other	3%	6%	5%	7%
Total	100%	100%	100%	100%

Consolidated
Crude charge (BPD) (1)	360,510	370,890	406,180	387,520
Refinery throughput (BPD) (2)	390,640	410,910	436,400	424,780
Refinery production (BPD) (3)	373,970	403,420	425,010	413,820
Sales of produced refined products (BPD)	386,390	416,800	420,990	410,730
Sales of refined products (BPD) (4)	460,750	446,180	461,640	446,390
Refinery utilization (5)	81.4%	83.7%	91.7%	87.5%

Average per produced barrel (6)
Net sales	$92.20	$109.17	$110.19	$115.60
Cost of products (7)	81.44	98.21	96.21	99.61
Refinery gross margin (8)	10.76	10.96	13.98	15.99
Refinery operating expenses (9)	7.29	6.41	6.38	6.15
Net operating margin (8)	$3.47	$4.55	$7.60	$9.84

Refinery operating expenses per throughput barrel (10)	$7.21	$6.50	$6.16	$5.95

Feedstocks:
Sweet crude oil	49%	48%	53%	52%
Sour crude oil	32%	22%	23%	21%
Heavy sour crude oil	9%	18%	15%	17%
Black wax crude oil	2%	2%	2%	2%
Other feedstocks and blends	8%	10%	7%	8%
Total	100%	100%	100%	100%

	Three Months Ended December 31,		Years Ended December 31,
	2014	2013	2014	2013
Consolidated
Sales of produced refined products:
Gasolines	53%	52%	50%	50%
Diesel fuels	33%	30%	34%	33%
Jet fuels	4%	6%	4%	5%
Fuel oil	2%	2%	2%	2%
Asphalt	2%	2%	3%	3%
Lubricants	2%	3%	2%	2%
LPG and other	4%	5%	5%	5%
Total	100%	100%	100%	100%

(1)	Crude charge represents the barrels per day of crude oil processed at our refineries.

(2)	Refinery throughput represents the barrels per day of crude and other refinery feedstocks input to the crude units and other conversion units at our refineries.

(3)	Refinery production represents the barrels per day of refined products yielded from processing crude and other refinery feedstocks through the crude units and other conversion units at our refineries.

(4)	Includes refined products purchased for resale.

(5)	Represents crude charge divided by total crude capacity (BPSD). Our consolidated crude capacity is 443,000 BPSD.

(6)
Represents average per barrel amount for produced refined products sold, which is a non-GAAP measure. Reconciliations to amounts reported under GAAP are provided under “Reconciliations to Amounts Reported Under Generally Accepted Accounting Principles” below.

(7)	Transportation, terminal and refinery storage costs billed from HEP are included in cost of products.

(8)	Excludes lower of cost or market inventory valuation adjustment charge of $397.5 million for the three months and year ended December 31, 2014.

(9)	Represents operating expenses of our refineries, exclusive of depreciation and amortization and pension settlement costs.

(10)	Represents refinery operating expenses, exclusive of depreciation and amortization and pension settlement costs, divided by refinery throughput.

Reconciliations to Amounts Reported Under Generally Accepted Accounting Principles

Reconciliations of earnings before interest, taxes, depreciation and amortization (“EBITDA”) to amounts reported under generally accepted accounting principles in financial statements.

Earnings before interest, taxes, depreciation and amortization, which we refer to as EBITDA, is calculated as net income attributable to HollyFrontier stockholders plus (i) interest expense, net of interest income, (ii) income tax provision, and (iii) depreciation and amortization. EBITDA is not a calculation provided for under accounting principles generally accepted in the United States; however, the amounts included in the EBITDA calculation are derived from amounts included in our consolidated financial statements. EBITDA should not be considered as an alternative to net income or operating income as an indication of our operating performance or as an alternative to operating cash flow as a measure of liquidity. EBITDA is not necessarily comparable to similarly titled measures of other companies. EBITDA is presented here because it is a widely used financial indicator used by investors and analysts to measure performance. EBITDA is also used by our management for internal analysis and as a basis for financial covenants.

Set forth below is our calculation of EBITDA.

	Three Months Ended December 31,		Years Ended December 31,
	2014	2013	2014	2013
	(In thousands)

Net income attributable to HollyFrontier stockholders	$(222,204)	$62,902	$281,292	$735,842
Add (subtract) income tax provision (benefit)	(150,990)	4,911	141,172	391,576
Add interest expense (1)	10,125	12,982	51,323	90,159
Subtract interest income	(837)	(1,765)	(4,430)	(5,556)
Add depreciation and amortization	100,498	79,065	363,381	303,446
EBITDA	$(263,408)	$158,095	$832,738	$1,515,467

(1) Includes loss on early extinguishment of debt of $7.7 million and $22.1 million for the years ended December 31, 2014 and 2013, respectively.

Reconciliations of refinery operating information (non-GAAP performance measures) to amounts reported under generally accepted accounting principles in financial statements.

Refinery gross margin and net operating margin are non-GAAP performance measures that are used by our management and others to compare our refining performance to that of other companies in our industry. We believe these margin measures are helpful to investors in evaluating our refining performance on a relative and absolute basis.

Refinery gross margin per barrel is the difference between average net sales price and average cost of produced refined products. Net operating margin per barrel is the difference between refinery gross margin and refinery operating expenses per barrel of produced refined products. These two margins do not include the non-cash effects of lower of cost or market inventory valuation adjustments and depreciation and amortization. Each of these component performance measures can be reconciled directly to our consolidated statements of income.

Other companies in our industry may not calculate these performance measures in the same manner.

Refinery Gross and Net Operating Margins

Below are reconciliations to our consolidated statements of income for (i) net sales, cost of products sold (exclusive of lower of cost or market inventory valuation adjustment) and operating expenses, in each case averaged per produced barrel sold, and (ii) net operating margin and refinery gross margin. Due to rounding of reported numbers, some amounts may not calculate exactly.

Reconciliation of produced refined product sales to total sales and other revenues

	Three Months Ended December 31,		Years Ended December 31,
	2014	2013	2014	2013
	(Dollars in thousands, except per barrel amounts)

Consolidated
Average sales price per produced barrel sold	$92.20	$109.17	$110.19	$115.60
Times sales of produced refined products (BPD)	386,390	416,800	420,990	410,730
Times number of days in period	92	92	365	365
Produced refined product sales	$3,277,515	$4,186,189	$16,931,944	$17,330,342

Total produced refined product sales	$3,277,515	$4,186,189	$16,931,944	$17,330,342
Add refined product sales from purchased products and rounding (1)	634,860	301,428	1,566,925	1,581,395
Total refined product sales	3,912,375	4,487,617	18,498,869	18,911,737
Add direct sales of excess crude oil (2)	318,820	294,068	1,060,354	1,052,915
Add other refining segment revenue (3)	34,983	29,497	147,002	140,791
Total refining segment revenue	4,266,178	4,811,182	19,706,225	20,105,443
Add HEP segment sales and other revenues	88,449	77,823	332,626	307,053
Add corporate and other revenues	301	260	2,103	1,314
Subtract consolidations and eliminations	(71,809)	(62,464)	(276,627)	(253,250)
Sales and other revenues	$4,283,119	$4,826,801	$19,764,327	$20,160,560

Reconciliation of average cost of products per produced barrel sold to cost of products sold (exclusive of lower of cost or market inventory valuation adjustment)

	Three Months Ended December 31,		Years Ended December 31,
	2014	2013	2014	2013
	(Dollars in thousands, except per barrel amounts)
Consolidated
Average cost of products per produced barrel sold	$81.44	$98.21	$96.21	$99.61
Times sales of produced refined products (BPD)	386,390	416,800	420,990	410,730
Times number of days in period	92	92	365	365
Cost of products for produced products sold	$2,895,019	$3,765,921	$14,783,758	$14,933,178

Total cost of products for produced products sold	$2,895,019	$3,765,921	$14,783,758	$14,933,178
Add refined product costs from purchased products sold and rounding (1)	636,647	301,590	1,572,944	1,553,476
Total cost of refined products sold	3,531,666	4,067,511	16,356,702	16,486,654
Add crude oil cost of direct sales of excess crude oil (2)	304,639	303,418	1,030,235	1,048,224
Add other refining segment cost of products sold (4)	23,399	23,307	113,664	106,241
Total refining segment cost of products sold	3,859,704	4,394,236	17,500,601	17,641,119
Subtract consolidations and eliminations	(70,678)	(61,342)	(272,216)	(248,892)
Costs of products sold (exclusive of lower of cost or market inventory valuation adjustment)	$3,789,026	$4,332,894	$17,228,385	$17,392,227

Reconciliation of average refinery operating expenses per produced barrel sold to total operating expenses

	Three Months Ended December 31,		Years Ended December 31,
	2014	2013	2014	2013
	(Dollars in thousands, except per barrel amounts)
Consolidated
Average refinery operating expenses per produced barrel sold	$7.29	$6.41	$6.38	$6.15
Times sales of produced refined products (BPD)	386,390	416,800	420,990	410,730
Times number of days in period	92	92	365	365
Refinery operating expenses for produced products sold	$259,144	$245,795	$980,359	$921,986

Total refinery operating expenses for produced products sold	$259,144	$245,795	$980,359	$921,986
Add refining segment pension settlement costs	—	6,867	—	31,657
Add other refining segment operating expenses and rounding (5)	10,920	10,596	42,810	39,812
Total refining segment operating expenses	270,064	263,258	1,023,169	993,455
Add HEP segment operating expenses	31,966	27,355	104,801	97,081
Add corporate and other costs	16,709	1,652	18,402	1,739
Subtract consolidations and eliminations	(376)	(374)	(1,432)	(1,425)
Operating expenses	$318,363	$291,891	$1,144,940	$1,090,850

Reconciliation of net operating margin per barrel to refinery gross margin per barrel to total sales and other revenues

	Three Months Ended December 31,		Years Ended December 31,
	2014	2013	2014	2013
	(Dollars in thousands, except per barrel amounts)
Consolidated
Net operating margin per barrel	$3.47	$4.55	$7.60	$9.84
Add average refinery operating expenses per produced barrel	7.29	6.41	6.38	6.15
Refinery gross margin per barrel	10.76	10.96	13.98	15.99
Add average cost of products per produced barrel sold	81.44	98.21	96.21	99.61
Average sales price per produced barrel sold	$92.20	$109.17	$110.19	$115.60
Times sales of produced refined products (BPD)	386,390	416,800	420,990	410,730
Times number of days in period	92	92	365	365
Produced refined product sales	$3,277,515	$4,186,189	$16,931,944	$17,330,342

Total produced refined product sales	$3,277,515	$4,186,189	$16,931,944	$17,330,342
Add refined product sales from purchased products and rounding (1)	634,860	301,428	1,566,925	1,581,395
Total refined product sales	3,912,375	4,487,617	18,498,869	18,911,737
Add direct sales of excess crude oil (2)	318,820	294,068	1,060,354	1,052,915
Add other refining segment revenue (3)	34,983	29,497	147,002	140,791
Total refining segment revenue	4,266,178	4,811,182	19,706,225	20,105,443
Add HEP segment sales and other revenues	88,449	77,823	332,626	307,053
Add corporate and other revenues	301	260	2,103	1,314
Subtract consolidations and eliminations	(71,809)	(62,464)	(276,627)	(253,250)
Sales and other revenues	$4,283,119	$4,826,801	$19,764,327	$20,160,560

(1)	We purchase finished products when opportunities arise that provide a profit on the sale of such products, or to meet delivery commitments.

(2)
We purchase crude oil that at times exceeds the supply needs of our refineries. Quantities in excess of our needs are sold at market prices to purchasers of crude oil that are recorded on a gross basis with the sales price recorded as revenues and the corresponding acquisition cost as inventory and then upon sale as cost of products sold. Additionally, at times we enter into buy/sell exchanges of crude oil with certain parties to facilitate the delivery of quantities to certain locations that are netted at cost.

(3)	Other refining segment revenue includes the incremental revenues associated with NK Asphalt and miscellaneous revenue.

(4)	Other refining segment cost of products sold includes the incremental cost of products for NK Asphalt and miscellaneous costs.

(5)	Other refining segment operating expenses include the marketing costs associated with our refining segment and the operating expenses of NK Asphalt.

FOR FURTHER INFORMATION, Contact:

Douglas S. Aron, Executive Vice President and
Chief Financial Officer
Julia Heidenreich, Vice President,
Investor Relations
HollyFrontier Corporation
214/954-6510